Exhibit No. 99.1

INTAC GOES TO SCHOOL IN CHINA

HONG KONG, April 28, 2005 /PRNewswire-FirstCall/ — INTAC International, Inc. (Nasdaq: INTN; FSE: WKN 805768) a leading provider of a full range of integrated career development services to Chinese students as well as management software products for educational institutions in China, today announced that it has launched a number of new value-added services to expand and strengthen the market coverage of INTAC’s newly acquired subsidiary, Beijing Huana Xinlong Information and Technology Development Co., Ltd. (Huana Xinlong). Huana Xinlong’s software for educational institution administration, which has been designated as the standard of the China School Administration System by the government’s Education Management Information Center, is currently installed in approximately 5,500 elementary, middle and high schools in China. INTAC has been furthering its position by developing and offering incremental value-added services and products to better serve the captive customer base of teachers, parents and pupils. Two of the newest services, FSLCS (Family-School Link Communication System) and PCLCS (Parent-Children Link Communication System), launched off INTAC’s installed system platform, enable parents, teachers and pupils to enhance communications and to improve the quality of education services to pupils.

INTAC is pursuing an aggressive expansion plan to capture an increased share of the target market. China has approximately 650,000 elementary, middle and high schools and INTAC expects to have more than 100,000 systems installed in these schools by the end of 2007. “Huana Xinlong’s unique presence in the elementary, middle and high school market is achieved through the offering of standardized automated school administrative infrastructure. With a huge accessible market, over 650,000 elementary, middle and high schools with more than 200 million students enrolled, the company has an enormous space to offer other value-added services and products,” commented Mr. Wei Zhou, President and CEO of the company.

The business model captures two streams of growing revenues. On one hand, the installed system offers a growing and steady revenue base. On the other hand, INTAC’s unique position in schools’ infrastructure provides the opportunity to reap another rapidly growing revenue stream through the development and offering of incremental value-added services and products such as PCLCS and FSLCS.

“We expect to sign up 500,000 users for the PCLCS service and see 20,000 average monthly users for the FSLCS service by the end of 2005. When fully adopted, they are expected to become core revenue contributors to INTAC,” commented Mr. Zhou. “The offering of the services is consistent with the company’s strategy of building captive communities in the education market and launching value-added services and products. The acquisition of Huana Xinlong enables us to have a unique access to the elementary, middle and high school communities and to offer teachers, parents and students a wide range of value-added services and products.”

Furthermore, Huana Xinlong was selected and mandated by China’s Ministry of Education for the pilot installation and implementation of the DSD (Demonstration School Districts) program designated by the government in 12 provinces and municipalities. At the end of 2004, INTAC’s Huana Xinlong’s system achieved coverage of 22 DSDs with installations in more than 5,500 elementary, middle and high schools.

About INTAC International, Inc.

INTAC International, Inc. is a provider of a full range of integrated educational and career development services as well as management software products for educational institutions in China. In a strong cooperation (partnership) with China’s Ministry of Education, INTAC tailors its online and offline services and products towards a target group of 300 million Chinese students. The services are delivered through the Company’s websites, www.PHRBank.com and www.Joyba.com, as well as through a range of mobile value-added services, its print formats and its local Career Service Centers across China.

Forward-Looking Statements

This press release contains certain “forward-looking statements.” Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements expressed or implied by such forward-looking statements to differ materially from those projected or implied. Factors that could cause or contribute to such differences include, among other things: changes in general business conditions; the impact of competition in our industry, especially in the Asia-Pacific Rim; the fact that we are an early stage company with an unproven business model; our need for additional working capital, particularly to the extent that we are able to locate a suitable business opportunity; the added expense structure assumed by us as a U.S. public company; political and economic events and conditions in jurisdictions in which we operate; The People’s Republic of China’s, or the PRC’s Internet laws and regulations that are unclear and will likely change in the near future; restrictions on foreign investment in the PRC Internet sector that are imposed by the PRC government; the PRC government that may prevent us from distributing; regulation and censorship of information distribution in China which may adversely affect our business; political and economic policies of the PRC government; the risk of the loss of the agreements, or the exclusivity terms, with the Education Management Information Center; the high cost of Internet access that may limit the growth of the Internet in China and impede our growth; advertising and e-commerce customers that have only limited experience using the Internet for advertising or commerce purposes; the acceptance of the Internet as a commerce platform in China which depends on the resolution of problems relating to fulfillment and electronic payment; concerns about security of e-commerce transactions and confidentiality of information on the Internet that may increase our costs, reduce the use of our Internet portal and impede our growth; our network operations that may be vulnerable to hacking, viruses and other disruptions, which may make our products and services less attractive and reliable; changes in interest rates, foreign currency fluctuations and capital market conditions; and other factors including those detailed under the heading “Business Risk Factors” and elsewhere in the Company’s annual report on Form 10-K for the year ended December 31, 2004 as filed with the Securities and Exchange Commission. We disclaim any intention or obligation to revise any forward-looking statements whether as a result of new information, future events or otherwise. INTAC undertakes no obligation to update any forward-looking statements made in this media release.

Contact: J. David Darnell, Senior Vice President and Chief Financial Officer, 469-916-9891, for further information.

Internet: http://www.intac-international.com